UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

SEAPORT GLOBAL ACQUISITION II CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41075	86-1326052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

360 Madison Avenue, 23rd Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 616-7700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	SGIIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SGII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SGIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2023, Seaport Global Acquisition II Corp. (the “Company”) filed an amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the State of Delaware. The Amendment is attached as Exhibit 3.1 hereto and the full text of such exhibit is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 13, 2023, the Company held a special meeting of shareholders (the “Meeting”) to approve the Extension Amendment Proposal, the Trust Amendment Proposal (collectively, the “Extension Proposals”), the Founder Share Amendment Proposal, and the Adjournment Proposal, each as more fully described in its definitive proxy statement, filed with United States Securities and Exchange Commission (the “Commission”) on January 24, 2023.

The final voting results for the Extension Proposals were as follows:

Proposal No. 1: The Extension Amendment Proposal: To amend the Company’s amended and restated certificate of incorporation by allowing the Company to extend the date by which it has to consummate a business combination for an additional six (6) months, from February 19, 2023 to August 19, 2023, or such earlier date as determined by the Company’s board of directors, conditioned on the deposit of 200,000 shares of Class B common stock into the Company’s IPO Trust Account.

FOR	AGAINST	ABSTAIN
15,604,526	378,781	0

Proposal No. 2 The Trust Amendment Proposal:  To amend the Investment Management Trust Agreement, dated November 17, 2021, by and between the Company and Continental Stock Transfer & Company to authorize the Extension and its implementation by the Company.

FOR	AGAINST	ABSTAIN
15,660,047	323,260	0

Proposal 3: Founder Share Amendment Proposal. To amend the Company’s amended and restated certificate of incorporation to provide for the right of a holder of Class B Common Stock of the Company to convert into Class A Common Stock on a one-for-one basis prior to the closing of a business combination at the election of the holder.

FOR	AGAINST	ABSTAIN
15,732,016	251,290	1

Proposal No. 4: The Adjournment Proposal. The Company had solicited proxies in favor of an Adjournment Proposal which would have given the Company authority to adjourn the Meeting to solicit additional proxies. As sufficient shares were voted in favor of the Extension Proposals, this proposal was not voted upon at the Meeting.

In connection with the vote to approve the Extension Proposals, the holders of 10,125,252 public shares of common stock of the Company properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.27 per share, for an aggregate redemption amount of approximately $103.9 million.

Item 8.01	Other Events.

  On February 14, 2023, the Company’s Sponsor, Seaport Global SPAC II, LLC, contributed to the Company for purposes of making a deposit into the Company’s IPO Trust Account of an aggregate of 200,000 shares of Class B common stock for the benefit of the public shares that were not redeemed by the public shareholders in connection with the Meeting. Following the foregoing contribution, the Sponsor will own 3,393,750 shares of Class B common stock, which upon conversion of such shares into shares of Class A common stock would represent 44.4% of the outstanding shares.

The Sponsor also owns Private Placement Warrants exercisable for 7,531,250 shares of Class A common stock which are not currently exercisable.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2023

SEAPORT GLOBAL ACQUISITION II CORP.

By:	/s/ Stephen Smith
Name:	Stephen Smith
Title:	Chief Executive Officer